                                                                   EXHIBIT 10.30



                                 LEASE AGREEMENT


                                 by and between


                               WILDWOOD ASSOCIATES
                                  ("Landlord")


                                       and


                 THE PROFIT RECOVERY GROUP INTERNATIONAL I, INC.
                                   ("Tenant")


                                      dated

                                January 30, 1998


                                       for


                                Suite Number 140

                                   containing

                    9,615 square feet of Rentable Floor Area



                         Term: Ending December 30, 2002


                            2300 Windy Ridge Parkway
                             Atlanta, Georgia 30339

                               TABLE OF CONTENTS


                                                                                              Page
                                                                                              ----
1. Certain Definitions..........................................................................1
2. Lease of Premises............................................................................2
3. Term.........................................................................................2
4. Possession...................................................................................3
5. Rental Payments..............................................................................3
6. Base Rental..................................................................................4
7. Rent Escalation..............................................................................4
8. Additional Rental............................................................................5
9. Operating Expenses...........................................................................7
10. Tenant Taxes; Rent Taxes...................................................................11
11. Payments...................................................................................12
12. Late Charges...............................................................................12
13. Use Rules..................................................................................12
14. Alterations................................................................................13
15. Repairs....................................................................................13
16. Landlord's Right of Entry..................................................................14
17. Insurance..................................................................................14
18. Waiver of Subrogation......................................................................16
19. Default....................................................................................16
20. Waiver of Breach...........................................................................19
21. Assignment and Subletting..................................................................19
22. Destruction................................................................................20
24. Services by Landlord.......................................................................21
25. Attorneys' Fees and Homestead..............................................................22
26. Time.......................................................................................22
27. Subordination and Attornment...............................................................22
28. Estoppel Certificates......................................................................23
29. No Estate..................................................................................24
30. Cumulative Rights..........................................................................24
31. Holding Over...............................................................................24
32. Surrender of Premises......................................................................24
33. Notices....................................................................................25
34. Damage or Theft of Personal Property.......................................................25
35. Eminent Domain.............................................................................25
36. Parties....................................................................................27
37. Liability of Tenant........................................................................27
39. Force Majeure..............................................................................28
40. Landlord's Liability.......................................................................28
41. Landlord's Covenant of Quiet Enjoyment.....................................................28
42. Security Deposit...........................................................................29

43. Hazardous Substances.......................................................................29
44. Submission of Lease........................................................................30
45. Severability...............................................................................30
46. Entire Agreement...........................................................................30
47. Headings...................................................................................30
48. Broker.....................................................................................30
49. Governing Law..............................................................................31
50. Special Stipulations.......................................................................31
51. Authority..................................................................................31
52. Financial Statements.......................................................................31
54. ERISA Compliance...........................................................................32



Rules and Regulations

Exhibit "A"   -  Legal Description of Land

Exhibit "B"   -  Floor Plan

Exhibit "C"   -  Supplemental Notice

Exhibit "D"   -  Landlord's Construction

Exhibit "E"   -  Building Standard Services

Exhibit "F"   -  Guaranty - Intentionally Omitted

Exhibit "G"   -  Special Stipulations

\
                                 LEASE AGREEMENT


       THIS LEASE AGREEMENT ("Lease"), is made and entered into this 30th day of January, 1998, by and between Landlord and Tenant.

                              W I T N E S S E T H:

       1. Certain Definitions. For purposes of this Lease, the following terms shall have the meanings hereinafter ascribed thereto:

              (a) Landlord: WILDWOOD ASSOCIATES, a Georgia general partnership

              (b) Landlord's Address:

                  Wildwood Associates
                  2500 Windy Ridge Parkway
                  Suite 1600
                  Atlanta, Georgia  30339-5683
                  Attn:  Corporate Secretary

              (c) Tenant: THE PROFIT RECOVERY GROUP INTERNATIONAL I, INC.

              (d) Tenant's Address:

                  2300 Windy Ridge Parkway
                  Suite 300 - North
                  Atlanta, Georgia  30339-5683

              (e) Building Address:

                  2300 Windy Ridge Parkway
                  Atlanta, Georgia  30339

              (f) Suite Number: 140 - South Tower

              (g) Rentable Floor Area of Demised Premises:

                  9,615 square feet, consisting of 8,414 square feet on the 1st floor of the Building, and 1,201 square feet on the 2nd floor of the Building.

              (h) Rentable Floor Area of Building:

                  618,540 square feet.

              (i) Lease Term: From the Rental Commencement Date (hereinafter defined) and expiring on December 30, 2002.

              (j) Base Rental Rate: $15.80 per square foot of Rentable Floor Area of Demised Premises per year, subject to adjustments as set forth in
       Article 7 below.

              (k) Rental Commencement Date: The earlier of (x) April 1, 1998, or
       (y) the date upon which Tenant takes possession and occupies the Demised Premises; provided that if the Demised Premises are not ready for occupancy on the date set forth in (x) above due to delays not caused by Tenant or its employees, agents or contractors, then the date set forth in (x) above shall be postponed to the date on which the Demised Premises are ready for occupancy.

              (l) Rent Deposit: $17,867.88 (Article 5[c])

              (m) Construction Allowance: $21.00 per square foot of Rentable Floor Area.

              (n) Security Deposit: Intentionally Deleted.

              (o) Broker(s): Cousins Properties Incorporated ("CPI") and Carter & Associates

       2. Lease of Premises. Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Tenant, and Tenant does hereby rent and lease from Landlord, certain premises (the "Demised Premises") in the building (hereinafter referred to as "Building") located on that certain tract of land (the "Land") more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof, which Demised Premises are outlined in red or crosshatched on the floor plan attached hereto as Exhibit "B" and by this reference made a part hereof, with no easement for light, view or air included in the Demised Premises or being granted hereunder. The "Project" is comprised of the Building, the Land, the Building's parking facilities, any walkways, covered walkways, tunnels or other means of access to the Building and the Building's parking facilities, all common areas, including any lobbies or plazas, and any other improvements or landscaping on the Land. The Project is located in the development known as "Wildwood Office Park".

       3. Term. The term of this Lease ("Lease Term") shall commence on the date first hereinabove set forth, and, unless sooner terminated as provided in this Lease, shall end on the expiration of the period designated in Article 1(i) above, which period shall commence on the Rental Commencement Date, unless the Rental Commencement Date shall be other than the first day of a calendar month, in which event such period shall commence on the first day of the calendar month following the month in which the Rental Commencement Date occurs. Promptly after the Rental Commencement Date Landlord shall send to Tenant a Supplemental Notice in the form of Exhibit "C" attached hereto and by this reference made a part hereof, specifying the Rental Commencement Date, the date of expiration of the Lease Term in accordance with Article 1(i) above and certain other matters as therein set forth.

       4. Possession. The obligations of Landlord and Tenant with respect to the initial leasehold improvements to the Demised Premises are set forth in Exhibit "D" attached hereto and by this reference made a part hereof. Taking of possession by Tenant shall be deemed conclusively to establish that Landlord's construction obligations with respect to the Demised Premises have been completed in accordance with the plans and specifications approved by Landlord and Tenant and that the Demised Premises, to the extent of Landlord's construction obligations with respect thereto, are in good and satisfactory condition, subject to completion of any incomplete or corrective items specified in a "punch list" approved by Landlord and Tenant.

       5. Rental Payments.

              (a) Commencing on the Rental Commencement Date, and continuing thereafter throughout the Lease Term, Tenant hereby agrees to pay all Rent due and payable under this Lease. As used in this Lease, the term "Rent" shall mean the Base Rental, Tenant's Forecast Additional Rental, Tenant's Additional Rental, and any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant. Base Rental together with Tenant's Forecast Additional Rental shall be due and payable in twelve (12) equal installments on the first day of each calendar month, commencing on the Rental Commencement Date and continuing thereafter throughout the Lease Term and any extensions or renewals thereof, and Tenant hereby agrees to pay such Rent to Landlord at Landlord's address as provided herein (or such other address as may be designated in writing by Landlord from time to time) monthly in advance. Tenant shall pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without demand, set-off or counterclaim.

              (b) If the Rental Commencement Date is other than the first day of a calendar month or if this Lease terminates on other than the last day of a calendar month, then the installments of Base Rental and Tenant's Forecast Additional Rental for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance. Also, if the Rental Commencement Date occurs on other than the first day of a calendar year, or if this Lease expires or is terminated on other than the last day of a calendar year, Tenant's Additional Rental shall be prorated for such commencement or termination year, as the case may be, by multiplying such Tenant's Additional Rental by a fraction, the numerator of which shall be the number of days of the Lease Term (from and after the Rental Commencement Date) during the commencement or expiration or termination year, as the case may be, and the denominator of which shall be 365, and the calculation described in
       Article 8 hereof shall be made as soon as possible after the expiration or termination of this Lease, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the expiration or termination of this Lease.

              (c) As security for Tenant's obligations to take possession of the Demised Premises in accordance with the terms of this Lease and to comply with all of Tenant's covenants, warranties and agreements hereunder, Tenant has deposited with Landlord the sum set forth in Article 1(l) above. Such amount shall be applied by Landlord to the first monthly installment(s) of Base Rental as they become due hereunder. In the event Tenant fails to take possession of the Demised Premises as aforesaid or otherwise fails to comply with any of Tenant's covenants, warranties or agreements hereunder, said sum shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of such breach by Tenant. Landlord shall not be required to keep such deposit separate from its general accounts.

       6. Base Rental. Subject to adjustments in accordance with Article 7 below, from and after the Rental Commencement Date Tenant shall pay to Landlord a base annual rental (herein called "Base Rental") equal to the Base Rental Rate set forth in Article 1(j) above multiplied by the Rentable Floor Area of Demised Premises set forth in Article 1(g) above.

       7. Rent Escalation.

              (a) As used in this Article 7, the term "Lease Year" shall mean the twelve month period commencing on the Rental Commencement Date, or, if the Rental Commencement Date is not on the first day of a calendar month, commencing on the first day of the first calendar month following the Rental Commencement Date, and each successive twelve month period thereafter during the Lease Term. The term "Subsequent Year" shall mean each Lease Year of the Lease Term following the first Lease Year. The term "Prior Year" shall mean the Lease Year prior to each Subsequent Year. The term "Index" shall mean the Consumer Price Index for all Urban Consumers (U.S. City Average; Base 1982-84=100), published by the Bureau of Labor Statistics of the United States Department of Labor. The term "Base Month" shall mean the calendar month which is two (2) months prior to the month during which this Lease is fully executed by Landlord and Tenant. The term "Comparison Month" shall mean the calendar month which is two (2) months prior to the first full month of each Subsequent Year in question.

              (b) On the first day of each Subsequent Year, the Base Rental Rate shall be increased to an amount equal to the Base Rental Rate for the first Lease Year ($15.80) as set forth in Article 1(j) above, plus an amount equal to the product of ten (10) times the percentage increase in the Index for the Comparison Month as compared to the Index for the Base Month, multiplied by the Base Rental Rate for the first Lease Year ($15.80); provided, however, in no event shall the Base Rental Rate for a Subsequent Year be less than the Base Rental Rate applicable to the Prior Year and in no event shall the Base

       Rental Rate for the Subsequent Year be greater than the following amounts for the Lease Years shown:

                  Second Lease Year                           $16.27
                  Third Lease Year                            $16.76
                  Fourth Lease Year                           $17.27
                  Fifth Lease Year                            $17.78

              (c) If the Bureau of Labor Statistics should discontinue the publication of the Index, or publish the same less frequently, or alter the same in some manner, then Landlord shall adopt a substitute Index or substitute procedure which reasonably reflects and monitors consumer prices.

       8. Additional Rental.

              (a) For purposes of this Lease, "Tenant's Forecast Additional Rental" shall mean Landlord's reasonable estimate of Tenant's Additional Rental for the coming calendar year or portion thereof. If at any time it appears to Landlord, in Landlord's reasonable judgment, that Tenant's Additional Rental for the current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord shall have the right to revise, by written notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate of Tenant's Additional Rental. Failure to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord's right to collect the full amount of Tenant's Additional Rental. Prior to the Rental Commencement Date and thereafter prior to the beginning of each calendar year during the Lease Term, including any extensions thereof, Landlord shall present to Tenant a statement of Tenant's Forecast Additional Rental for such calendar year; provided, however, that if such statement is not given prior to the beginning of any calendar year as aforesaid, Tenant shall continue to pay during the next ensuing calendar year on the basis of the amount of Tenant's Forecast Additional Rental payable during the calendar year just ended until the month after such statement is delivered to Tenant.

              (b) For purposes of this Lease, "Tenant's Additional Rental" shall mean for each calendar year (or portion thereof) the Operating Expense Amount (defined below) multiplied by the number of square feet of Rentable Floor Area of Demised Premises. As used herein, "Operating Expense Amount" shall mean an amount equal to (x) plus (y), where:

              (x) equals the amount of Operating Expenses (as defined below) for such calendar year divided by the greater of (i) 95% of the number of square feet of Rentable Floor Area of the Building, or (ii) the total number of square feet of Rentable Floor Area occupied in the Building for such calendar year on an average annualized basis; provided, however, if the Operating Expenses actually incurred by Landlord are lower than would be incurred if at least 95% of the Building were occupied or if Landlord shall not furnish any particular item(s) of work or services (the cost of which would otherwise be included within Operating Expenses) to portions of the Building because (A) such portions are not occupied, (B) such item of work or services is not required or desired by the tenant of such portion, (C) such tenant is itself obtaining such item of work or services, or (D) of any other reason, then appropriate adjustments shall be made to determine Operating Expenses for such calendar year as though the Building were actually occupied to the extent of the greater of (i) or (ii) above and as though Landlord had furnished such item of work or services to the greater of (i) or (ii) above; and

              (y) equals a management fee contribution equal to three percent (3%) of Tenant's Base Rental (on a per square foot basis) plus three percent (3%) of the per square foot amount described in (x).

              (c)(i) Within one hundred fifty (150) days after the end of the calendar year in which the Rental Commencement Date occurs and of each calendar year thereafter during the Lease Term, or as soon thereafter as practicable, Landlord shall provide Tenant an itemized statement showing the Operating Expenses for said calendar year, as prepared by a certified public accounting firm designated by Landlord, and a statement prepared by Landlord comparing Tenant's Forecast Additional Rental with Tenant's Additional Rental. In the event Tenant's Forecast Additional Rental exceeds Tenant's Additional Rental for said calendar year, Landlord shall credit such amount against Rent next due hereunder or, if the Lease Term has expired or is about to expire, refund such excess to Tenant within thirty (30) days if Tenant is not in default under this Lease (in the instance of a default such excess shall be held as additional security for Tenant's performance, may be applied by Landlord to cure any such default, and shall not be refunded until any such default is cured). In the event that the Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference. The provisions of this Lease concerning the payment or refund of Tenant's Additional Rental shall survive the expiration or earlier termination of this Lease.

              (ii) If Tenant has not received a Statement of Operating Expenses by the end of the calendar year following the calendar year in which said statement is due from Landlord, it shall be conclusively presumed that Landlord has waived its claim against Tenant for Tenant's share of any additional Operating Expenses that would have been set forth in such statement, except for any Operating Expenses which are adjusted or billed to Landlord by a third-party after such period would have otherwise expired, which Operating Expenses may be billed by Landlord within eighteen (18) months of the receipt of such bill or adjustment by Landlord.

              (d) For so long as Tenant is not in default under this Lease, Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Lease Term may be audited by an authorized representative of Tenant at Tenant's expense, at any time within twelve (12) months after the end of each such calendar year; provided that Tenant shall give Landlord not less than twenty (20) days' prior written notice of any such audit. For purposes hereof, an authorized representative of Tenant shall mean a bona fide employee of Tenant, any of the "big six" accounting firms, or any other party reasonably approved in writing by Landlord. In no event shall an authorized representative of Tenant include the owner of any office building in the metropolitan Atlanta, Georgia area or any affiliate of such owner. Prior to the commencement of such audit, Tenant shall cause its authorized representative to agree in writing for the benefit of Landlord that such representative will keep the results of the audit confidential and that such representative will not disclose or divulge the results of such audit except to Tenant and Landlord and except in connection with any dispute between Landlord and Tenant relating to Operating Expenses. Such audit shall be conducted during reasonable business hours at Landlord's office where Landlord's books and records are maintained. If Tenant causes a written audit report to be prepared by its authorized representative following any such audit, Tenant shall provide Landlord with a copy of such report promptly after receipt thereof by Tenant. If Landlord's calculation of Tenant's Additional Rental for the audited calendar year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be. If Landlord's books and records show an over-billing by Landlord of five percent (5%) or more to Tenant, Landlord shall pay all reasonable costs incurred by Tenant in performing such inspection and/or audit, up to, but not in excess of, Five Hundred and No/100 Dollars ($500.00).

       9. Operating Expenses.

              (a) For the purposes of this Lease, "Operating Expenses" shall mean all expenses, costs and disbursements (but not specific costs billed to specific tenants of the Building) of every kind and nature, computed on the accrual basis, relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Project, including but not limited to, the following:

                     (1) wages, salaries and other costs of all on-site and off-site employees engaged either full or part-time in the operation, management, maintenance or access control of the Project, including taxes, insurance and benefits relating to such employees, allocated based upon the time such employees are engaged directly in providing such services;

                     (2) the cost of all supplies, tools, equipment and materials used in the operation, management, maintenance and access control of the Project;

                     (3) the cost of all utilities for the Project, including but not limited to the cost of electricity, gas, water, sewer services and power for heating, lighting, air conditioning and ventilating;

                     (4) the cost of all maintenance and service agreements for the Project and the equipment therein, including but not limited to security service, garage operators, window cleaning, elevator maintenance, HVAC maintenance, janitorial service, waste recycling service, landscaping maintenance and customary landscaping replacement;

                     (5) the cost of repairs and general maintenance of the Project;

                     (6) amortization (together with reasonable financing charges, whether or not actually incurred) of the cost of acquisition and/or installation of capital investment items (including security and energy management equipment), amortized over their respective useful lives, which are installed for the purpose of reducing operating expenses, promoting safety, complying with governmental requirements, or maintaining the first-class nature of the Project;

                     (7) the cost of casualty, rental loss, liability and other insurance applicable to the Project and Landlord's personal property used in connection therewith;

                     (8) the cost of trash and garbage removal, air quality audits, vermin extermination, and snow, ice and debris removal;

                     (9) the cost of legal and accounting services incurred by Landlord in connection with the management, maintenance, operation and repair of the Project, excluding the owner's or Landlord's general accounting, such as partnership statements and tax returns, and excluding services described in Article 9(b)(14) below;

                     (10) all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation (and the costs of contesting any of the same), including business license taxes and fees, excluding, however, taxes and assessments imposed on the personal property of the tenants of the Project, federal and state taxes on income, death taxes, franchise taxes, and any taxes (other than business license taxes and fees) imposed or measured on or by the income of Landlord from the operation of the Project; and it is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Demised Premises to the extent that the same exceed Building Standard allowances, if said taxes are based upon an assessment which includes the cost of such leasehold improvements in excess of Building Standard allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements,

       Landlord may make an appropriate allocation of the ad valorem taxes allocated to the Project to give effect to this sentence);

                     (11) the cost of operating the management office for the Project and an equitable portion of the cost of operating the management office for Wildwood Office Park, including in each case the cost of office supplies, bulletins or newsletters distributed to tenants, postage, telephone expenses, maintenance and repair of office equipment, non-capital investment equipment, amortization (together with reasonable financing charges) of the cost of capital investment equipment, and rent; and

                     (12) the pro rata share applicable to the Project of the sum of (i) the actual costs of operation, maintenance, repair and replacement of the landscaping and irrigation systems now or hereafter located along Windy Ridge Parkway, Windy Hill Road, Wildwood Parkway, Wildwood Plaza, the right-of-way areas of Powers Ferry Road adjoining Wildwood Office Park, and all future roadways, whether public or private, constructed in Wildwood Office Park, together with the landscaped median strips and shoulders of such roadways (but not including the landscaping and irrigation system located on the shoulder of any roadway contiguous to a site upon which construction of improvements has commenced) and any and all light systems located on or in any rights-of-way for private roads within the Wildwood Office Park; (ii) ad valorem taxes on any private roadways now or hereafter located within Wildwood Office Park and on any medians adjacent to public roads if such medians are not included in public road rights-of-way; (iii) the actual costs of ownership, operation, maintenance, repair and replacement of office park signage for Wildwood Office Park and any underground sanitary sewer lines, storm water drainage lines, electric lines, gas lines, water lines, telephone lines and communication lines serving the Wildwood Office Park which are located across, through and under any public or private roadways now or hereafter located within Wildwood Office Park, except for any such utility facilities serving solely another project within Wildwood Office Park; (iv) the actual costs of ownership, operation, maintenance, repair and replacement of any private transportation system and equipment from time to time provided or made available to the developed portions of Wildwood Office Park, including but not limited to ad valorem taxes on personal property or equipment, electricity, fuel, painting and cleaning costs; (v) the actual costs and expenses of ownership and operation of any security patrols or services, if any, from time to time provided to Wildwood Office Park in general, but excluding any such security patrols or services provided solely to another project within Wildwood Office Park; and (vi) such other reasonable, actual costs and expenses incurred by Landlord as "Owner" of the Project under and pursuant to that certain Master Declaration of Covenants and Cross-Easements for Wildwood Office Park dated as of January 23, 1991, recorded in Deed Book 5992, page 430, Cobb County, Georgia records, as modified, amended or supplemented from time to time (the "Master Declaration"). The share of the foregoing costs which are applicable to the Project shall be determined in accordance with the Master Declaration.

       Landlord shall not employ or contract with any affiliated entity in the performance of any work or services which are included in Operating Expenses unless the cost of same is no greater than the reasonable cost of same if such work or services were provided by a non-affiliated entity of the same or similar quality and reputation as the entity affiliated with Landlord. For the purposes of this provision, an "affiliated entity" shall include (i) an entity owned by Landlord or any principal of Landlord, or (ii) any person or entity having common ownership or control with Landlord or any principal of Landlord.

       Notwithstanding anything to the contrary provided in this Lease, (i) all capital investment items which fall within the definition of "Operating Expenses" shall be amortized with reasonable financing rates over the useful life of the item and included in Operating Expenses in installments based on amortization; and (ii) any maintenance or repair or operating service or work procured by Landlord for the Project shall be provided at competitive rates.

       Operating Expenses shall be "net" only, and for that purpose shall be reduced by the amounts of any reimbursement, refund or credit actually received by Landlord with respect to any item of cost that is included in Operating Expenses, including, but not limited to, heating, ventilating, air conditioning and electricity. If any such reimbursement, refund or credit is actually received or receivable by Landlord in a later year, it shall be applied against the Operating Expenses for such later year; provided, however, that, if the Term of this Lease has expired, Tenant's share of such item shall be refunded by Landlord to Tenant within thirty
       (30) days after receipt by Landlord.

              (b) For purposes of this Lease, and notwithstanding anything in any other provision of this Lease to the contrary, "Operating Expenses" shall not include the following:

                     (1) the cost of any special work or service performed for any tenant (including Tenant) at such tenant's cost;

                     (2) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facility, luncheon club, restaurant, cafeteria, retail store, sundry shop, newsstand, or concession, but only to the extent such costs exceed those which would normally be expected to be incurred had such space been general office space;

                     (3) the cost of correcting defects in construction;

                     (4) compensation paid to officers and executives of Landlord (but it is understood that the office park manager, the on-site building manager and other on-site employees below the grade of building manager may carry a title such as vice president and the salaries and related benefits of these officers/employees of Landlord would be allowable Operating Expenses under Article 9[a][1] above);

                     (5) the cost of any items for which Landlord is reimbursed by insurance, condemnation or otherwise, except for costs reimbursed pursuant to provisions similar to Articles 8 and 9 hereof;

                     (6) the cost of any additions, changes, replacements and other items which are made in order to prepare for a new tenant's occupancy;

                     (7) the cost of repairs incurred by reason of fire or other casualty reimbursed by insurance proceeds under policies maintained by Landlord;

                     (8) insurance premiums to the extent Landlord may be directly reimbursed therefor, except for premiums reimbursed pursuant to provisions similar to Articles 8 and 9 hereof;

                     (9) interest on debt or amortization payments on any mortgage or deed to secure debt (except to the extent specifically permitted by Article 9[a]) and rental under any ground lease or other underlying lease;

                     (10) any real estate brokerage commissions or other costs incurred in procuring tenants or any fee in lieu of such commission;

                     (11) any advertising expenses incurred in connection with the marketing of any rentable space;

                     (12) rental payments for base building equipment such as HVAC equipment and elevators;

                     (13) any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord;

                     (14) legal expenses arising out of the construction of the improvements on the Land or the enforcement of the provisions of any lease affecting the Land or Building, including without limitation this Lease; and

                     (15) management fees (Tenant's obligation for a management fee contribution is set forth in Article 8[b][y] above).

       10. Tenant Taxes; Rent Taxes. Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant's gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building Landlord, within thirty (30) days after receipt, shall furnish

Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same directly to the taxing authority, with reasonable evidence of such payment provided to Landlord. In addition, in the event there is imposed at any time a tax upon and/or measured by the rental payable by Tenant under this Lease, whether by way of a sales or use tax or otherwise, Tenant shall be responsible for the payment of such tax and shall pay the same on or prior to the due date thereof; provided, however, that the foregoing shall not include any inheritance, estate, succession, transfer, gift or income tax imposed on or payable by Landlord.

       11. Payments. All payments of Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate in writing. All such payments shall be mailed or delivered to Landlord's Address designated in Article 1(b) above or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord's account by no later than the due date for such payment. Tenant agrees to pay to Landlord Fifty Dollars ($50.00) for each check presented to Landlord in payment of any obligation of Tenant which is not paid by the bank on which it is drawn, together with interest from and after the due date for such payment at the rate of twelve percent (12%) per annum on the amount due.

       12. Late Charges. Any Rent or other amounts payable to Landlord under this Lease, if not paid by the fifth day of the month for which such Rent is due, or by the due date specified on any invoices from Landlord for any other amounts payable hereunder, shall incur a late charge of Fifty Dollars ($50.00) for Landlord's administrative expense in processing such delinquent payment and in addition thereto shall bear interest at the rate of twelve percent (12%) per annum from and after the due date for such payment. In no event shall the rate of interest payable on any late payment exceed the legal limits for such interest enforceable under applicable law.

       13. Use Rules. The Demised Premises shall be used for any lawful use, but subject to and in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities, any limitations or restrictions imposed by other tenants or users of the Building from time, and the Rules and Regulations attached hereto and made a part hereof. The occupancy rate of the Demised Premises shall in no event be more than one (1) person per 200 square feet of Rentable Floor Area within the Demised Premises. Tenant covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and attached hereto or as hereafter promulgated by Landlord; provided, however, that Landlord shall provide Tenant with at least thirty (30) days prior written notice of any such new Rule and Regulation, and no such new Rule and Regulation shall materially and adversely affect Tenant's rights hereunder. Landlord shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such reasonable, uniform and non-discriminatory rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem necessary in its sole discretion to protect the tenantability, safety, operation, and welfare of the Demised Premises, the Project and Wildwood Office Park.

       14. Alterations. Except for any initial improvement of the Demised Premises pursuant to Exhibit "D", which shall be governed by the provisions of said Exhibit "D", Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any such alterations, additions or improvements to the Demised Premises consented to by Landlord shall be made by either (i) a contractor selected by Tenant and consented to by Landlord (which consent shall not be unreasonably withheld, conditioned or delayed by Landlord), or (ii) by Landlord or under Landlord's supervision for Tenant's account, and Tenant shall reimburse Landlord for all costs thereof (including a reasonable charge for Landlord's overhead), as Rent, within ten (10) days after receipt of a statement. All such alterations, additions and improvements shall become Landlord's property at the expiration or earlier termination of the Lease Term and shall remain on the Demised Premises without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove such alterations, additions and improvements, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in
Article 32 hereof, Tenant shall promptly restore, at its sole cost and expense, the Demised Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted. Notwithstanding the above, Tenant shall be entitled to make non-structural alterations which do not affect the Building systems, so long as such alterations do not exceed Ten Thousand and No/100 Dollars ($10,000.00) in cost with notice to, but without the need for the prior consent of, Landlord. In such event, Tenant shall provide Landlord with the as-built plans of such alterations, if any are prepared.

       15. Repairs.

              (a) Landlord shall maintain in good order and repair (as compared to other first-class properties of similar quality in the area of the Building), subject to normal wear and tear and subject to casualty and condemnation, the Building (excluding the Demised Premises and other portions of the Building leased to other tenants), the Building parking facilities, the public areas and the landscaped areas. Notwithstanding the foregoing obligation, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or gross negligence of Tenant or its agents, contractors, employees, invitees, licensees, tenants or assigns, shall be borne solely by Tenant and shall be deemed Rent hereunder and shall be reimbursed by Tenant to Landlord within thirty (30) days of written demand. Landlord shall not be required to make any repairs or improvements to the Demised Premises except structural repairs necessary for safety and tenantability. Landlord shall keep in good order and repair the roof, floor slab, gutters, downspouts, drains and leaders, load bearing structures and exterior walls of the Premises, all utility lines and systems up to their point of entry into the Premises, and all lines and systems within the Premises that do not exclusively serve the Premises.

              (b) Tenant covenants and agrees that it will take good care of the Demised Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for normal wear and tear. Tenant shall as soon as reasonably practical report, in writing, to Landlord any defective or dangerous condition known to Tenant. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof, except as specifically and expressly herein set forth.

              (c) Notwithstanding anything to the contrary provided in this Lease, Landlord shall make all necessary repairs and replacements to the fire protection sprinklers and systems serving the Demised Premises, all utility lines and systems up to their point of entry into the Demised Premises and all pipes, conduits, wires and other lines running through the Demised Premises which do not exclusively serve the Demised Premises, with the cost thereof bring an Operating Expense, to the extent and as chargeable under Article 9 herein.

       16. Landlord's Right of Entry. Landlord shall retain duplicate keys to all doors of the Demised Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Demised Premises at reasonable hours and upon reasonable prior notice (except in an emergency, for which no prior notice is required) to inspect and examine same, to make repairs, additions, alterations, and improvements, to exhibit the Demised Premises to mortgagees, prospective mortgagees, purchasers or tenants, and to inspect the Demised Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder, all without being liable to Tenant in any manner whatsoever for any damages arising therefrom; provided, however, that Landlord shall, except in case of emergency, afford Tenant such prior notification of an entry into the Demised Premises as shall be reasonably practicable under the circumstances. Landlord shall use its reasonable efforts not to unreasonably disrupt or disturb Tenant's use of the Demised Premises during such entry or inspections. Landlord shall be allowed to take into and through the Demised Premises any and all materials that may be required to make such repairs, additions, alterations or improvements. During such time as such work is being carried on in or about the Demised Premises, the Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of the prosecution of any such work or any part thereof.

       17. Insurance. Tenant shall procure at its expense and maintain throughout the Lease Term a policy or policies of special form/all-risk insurance insuring the full replacement cost of its furniture, equipment, supplies, and other property owned, leased, held or possessed by it and contained in the Demised Premises, together with the excess value of the improvements to the Demised Premises over the Construction Allowance, and worker's compensation insurance as required by applicable law. Tenant shall also procure at its expense and maintain throughout the Lease Term a policy or policies of commercial general liability insurance, insuring Tenant, Landlord and any other person reasonably designated by Landlord, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Demised Premises, or arising out of the condition, use, or occupancy of the Demised Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, contractors, employees, guests, or licensees in the Demised Premises, or other portions of the Building, the Project or Wildwood Office Park, the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than Three Million Dollars ($3,000,000) for each occurrence. Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Tenant shall also carry such other types of insurance in form and amount which Landlord shall reasonably deem to be prudent for Tenant to carry, should the circumstances or conditions so merit Tenant carrying such type of insurance. All insurance policies procured and maintained by Tenant pursuant to this Article 17 shall name Landlord and any additional parties reasonably designated by Landlord as additional insured, shall be carried with companies licensed to do business in the State of Georgia having a rating from Best's Insurance Reports of not less than A-/X, and shall be non-cancelable and not subject to material change except after thirty (30) days' written notice to Landlord. Such policies or duly executed certificates of insurance with respect thereto, accompanied by proof of payment of the premium therefor, shall be delivered to Landlord prior to the Rental Commencement Date, and renewals of such policies shall be delivered to Landlord at least thirty
(30) days prior to the expiration of each respective policy term.

       Landlord shall procure and maintain at its expense (but with the expense to be included in Operating Expenses) throughout the Lease Term a policy or policies of special form/all-risk (including rent loss coverage) real and personal property insurance covering the Project (including the leasehold improvements in the Demised Premises up to the amount of the Construction Allowance, but excluding Tenant's personal property and equipment), in an amount equal to the full insurable replacement cost thereof as such may increase from time to time (but such insurance may provide for a commercially reasonable deductible), and in an amount sufficient to comply with any co-insurance requirements in such policy, and a policy of workers' compensation insurance, if any, as required by applicable law. In addition, Landlord shall procure and maintain at its expense (but with the expense to be included in Operating Expenses) and shall thereafter maintain throughout the Lease Term, a commercial general liability insurance policy covering the Project with combined single limits for both damage to property and personal injury of not less than Three Million Dollars ($3,000,000) per occurrence, subject to annual aggregate limits of not less than Five Million Dollars ($5,000,000). Landlord may also carry such other types of insurance in form and amounts which Landlord shall determine to be appropriate from time to time, and the cost thereof shall be included in Operating Expenses. All such policies procured and maintained by Landlord pursuant to this Article 17 shall be carried with companies licensed to do business in the State of Georgia. Any insurance required to be carried by Landlord hereunder may be carried under blanket policies covering other properties of Landlord and/or its partners and/or their respective related or affiliated corporations so long as such blanket policies provide insurance at all times for the Project as required by this Lease.

       18. Waiver of Subrogation. Landlord and Tenant shall each have included in all policies of fire, extended coverage, business interruption and loss of rents insurance respectively obtained by them covering the Demised Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage (a) is covered by valid and collectible insurance in effect at the time of such loss or damage (or required to be in effect at the time of such loss or damage), or
(b) would be covered by the insurance required to be maintained under this Lease by the party seeking recovery.

       19. Default.

              (a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any installment of Rent or any other charge or assessment against Tenant pursuant to the terms hereof within five (5) days after the date notice of such late payment is received by Tenant; provided, however, if more than two (2) payments due of Tenant hereunder in any one (1) calendar year are not made until after notice of such late payment is received by Tenant, then it shall be an event of default hereunder by Tenant if any subsequent payment due of Tenant hereunder in the same calendar year is not made within ten (10) days of the date when due; (ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the Rent or any other charge or assessment payable by Tenant, and shall not cure such failure within fifteen (15) days after notice thereof to Tenant, or such longer period as is necessary to cure such default, provided Tenant is diligently pursuing same, and such cure is effectuated in any event within sixty
       (60) days after notice thereof is given to Tenant; (iii) Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding; (iv) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within ninety (90) days after the commencement thereof; (v) a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or of any guarantor of this Lease; (vi) Tenant shall fail to take possession of the Demised Premises as provided in this Lease; (vii) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or the Project and such lien is not removed or discharged within fifteen (15) days after Tenant is provided notice of the filing thereof; (viii) Tenant shall fail to return a properly executed instrument to Landlord in accordance with the provisions of
       Article 27 hereof within the time period provided for such return following Landlord's request for same as provided in Article 27 and such failure continues for ten (10) days after notice of such failure is provided to Tenant; or (ix) Tenant shall fail to return a properly executed estoppel certificate to Landlord in accordance with the provisions of Article 28 hereof within the time period provided for such return following Landlord's request for same as provided in Article 28 and such failure continues for ten (10) days after notice of such failure is provided to Tenant.

              (b) Upon the occurrence of any of the aforesaid events of default, Landlord shall have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever: (i) terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof without being liable for prosecution or any claim of damages therefor; Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise; (ii) terminate Tenant's right of possession (but not this Lease) and enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord's judgment, may be necessary to relet the Demised Premises, and Landlord may, but shall be under no obligation to do so, relet the Demised Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord re-letting, and Tenant shall be liable for Landlord's expenses in redecorating and restoring the Demised Premises and all costs incident to such re-letting, including broker's commissions and lease assumptions, and in no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder; or (iii) enter upon the Demised Premises without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys' fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, except to the extent expressly arising under Article 37 herein. If this Lease is terminated by Landlord as a result of the occurrence of an event of default, Landlord may declare to be due and payable immediately, the present value (calculated with a discount factor of eight percent [8%] per annum) of the difference between (x) the entire amount of Rent and other charges and assessments which in Landlord's reasonable determination would become due and payable during the remainder of the Lease Term determined as though this Lease had not been terminated (including, but not limited to, increases in Rent pursuant to Article 7 hereof), and (y) the then fair market rental value of the Demised Premises for the remainder of the Lease Term. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other charges and assessments theretofore due, at Landlord's address as provided herein, it being agreed that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

              (c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Demised Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Demised Premises by Landlord as above provided, allowance shall be made for the expense of repossession. Tenant agrees to pay to Landlord all reasonable, actual costs and expenses incurred by Landlord in the enforcement of this Lease, including, without limitation, the fees of Landlord's attorneys as provided in Article 25 hereof.

              (d) The abandonment or vacation of the Demised Premises shall not be an event of default by Tenant under this Lease, but in the event Tenant shall abandon or vacate the Demised Premises, unless due to a casualty, condemnation or remodeling (which remodeling is being diligently prosecuted), Landlord may, at any time while such abandonment or vacation of the Demised Premises is continuing, notify Tenant of Landlord's election to terminate this Lease, in which event this Lease shall terminate on the date so selected by Landlord in Landlord's written election to terminate this Lease, and on the date so set forth in Landlord's written election, this Lease shall terminate and come to an end as though the date selected by Landlord were the last day of the natural expiration of the Lease Term; provided, however, that no such termination shall affect or limit any obligations or liabilities of Tenant arising or accruing under this Lease prior to the effective date of any such termination; and provided further that Tenant may rescind Landlord's election by (i) notifying Landlord in writing, within ten (10) days after receipt of Landlord's written election to terminate this Lease, that Tenant will reoccupy the Demised Premises for business purposes and (ii) in fact, so reoccupying the Demised Premises for business purposes within sixty (60) days thereafter, or such other reasonably practical time period, if longer, but not to exceed one hundred twenty (120) days.

       20. Waiver of Breach. No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

       21. Assignment and Subletting. (a) Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign this Lease or any interest herein or in the Demised Premises, or mortgage, pledge, encumber, hypothecate or otherwise transfer or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Tenant. Consent to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting the foregoing prohibition, in no event shall Tenant assign this Lease or any interest herein, whether directly, indirectly or by operating of law, or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises or any part thereof by any party (i) if the proposed assignee or subtenant is a party who would (or whose use would) detract from the character of the Building as a first-class building, such as, without limitation, a dental, medical or chiropractic office or a governmental office, (ii) if the proposed use of the Demised Premises shall involve an occupancy rate of more than one (1) person per 200 square feet of Rentable Floor Area within the Demised Premises, (iii) if the proposed assignment or subletting shall be to a governmental subdivision or agency or any person or entity who enjoys diplomatic or sovereign immunity, (iv) if such proposed assignee or subtenant is an existing tenant of the Building, or (v) if such proposed assignment, subletting or use would contravene any restrictive covenant (including any exclusive use) granted to any other tenant of the Building. Sublessees or transferees of the Demised Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term. Landlord may, as a prior condition to considering any request for consent to an assignment or sublease, require Tenant to obtain and submit current financial statements of any proposed subtenant or assignee. In the event Landlord consents to an assignment or sublease, Tenant shall pay to Landlord a fee to cover Landlord's accounting costs plus any legal fees actually incurred by Landlord as a result of the assignment or sublease, such legal fees charged to Tenant not to exceed Five Hundred and No/100 Dollars ($500.00) per occurrence or request. Landlord may require an additional security deposit from the assignee or subtenant as a condition of its consent. Fifty percent (50%) of any net costs of subletting (including alteration or modification of the Demised Premises) consideration, in excess of the Rent and other charges and sums due and payable by Tenant under this Lease, paid to Tenant by any assignee of this Lease for its assignment, or by any sublessee under or in connection with its sublease, or otherwise paid to Tenant by another party for use and occupancy of the Demised Premises or any portion thereof, shall be promptly remitted by Tenant to Landlord as additional rent hereunder and Tenant shall have no right or claim thereto as against Landlord. No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance reasonably satisfactory to Landlord, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the balance of the then remaining Lease Term of this Lease. No subletting of the Demised Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance satisfactory to Landlord, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and attorn to Landlord in the event that Landlord elects under such circumstances to continue such sublease.

       (b) Tenant shall have the right to assign the Lease or sublet the Demised Premises, or any part thereof, without Landlord's consent, but subject to Landlord's rights to notice and prohibition contained herein, to any parent, subsidiary, affiliate or controlled corporation or to corporation which Tenant may be converted or which it may merge. Tenant shall have the obligation to notify Landlord of its intent of any such arrangement, and if Landlord reasonably determines that the proposed assignee or sublessee is engaged in a business which would materially interfere with the operation of the Building or that permitting the assignment or subletting would cause a violation by Landlord of its obligations under any lease covering a portion of the Building, Landlord shall have the right to prohibit such arrangement based upon the issue of the business of the proposed assignee or sublessee or the compatibility of the proposed assignee or sublessee with the businesses in the Building.

       22. Destruction.

              (a) If the Demised Premises are damaged by fire or other casualty, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of the Landlord (subject to subparagraph [c] below), unless this Lease is terminated as provided in this Article 22, and during the period required for restoration, a just and proportionate part of Base Rental shall be abated until the Demised Premises are repaired or rebuilt substantially to the condition which existed immediately prior to such casualty.

              (b) If the Demised Premises are (i) damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one (1) year after the date of the casualty or (ii) damaged or destroyed as a result of a risk which is not insured under standard special form/all-risk insurance policies, or (iii) damaged or destroyed during the last eighteen (18) months of the Lease Term, or if the Building is damaged in whole or in part (whether or not the Demised Premises are damaged), to such an extent that the Building cannot, in Landlord's judgment, be operated economically as an integral unit, then and in any such event Landlord may at its option terminate this Lease by notice in writing to the Tenant within sixty (60) days after the date of such occurrence. If the Demised Premises are damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one (1) year after the date of the casualty or if the Demised Premises are substantially damaged during the last eighteen (18) months of the Lease Term, then in either such event Tenant may elect to terminate this Lease by notice in writing to Landlord within fifteen (15) days after the date of such occurrence. Unless Landlord or Tenant elects to terminate this Lease as hereinabove provided, this Lease will remain in full force and effect and Landlord shall repair such damage at its expense to the extent required in this Article as expeditiously as possible under the circumstances.

              (c) If Landlord should elect or be obligated pursuant to subparagraph (a) above to repair or rebuild because of any damage or destruction, Landlord's obligation shall be limited to the original Building and the leasehold improvements in the Demised Premises (to the extent such leasehold improvements can be restored for the amount of the Construction Allowance applicable thereto) and shall not extend to any furniture, equipment, supplies or other personal property owned or leased by Tenant, its employees, contractors, invitees or licensees. If the cost of performing such repairs and restoration exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, or if Landlord's mortgagee or the lessor under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease unless Tenant, within fifteen (15) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose.

              (d) In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty.

       23. Landlord's Lien. INTENTIONALLY DELETED

       24. Services by Landlord. Landlord shall provide the Building Standard Services described on Exhibit "E" attached hereto and by reference made a part hereof. So long as no event of default on the part of Tenant exists hereunder and the Lease is in full force and effect, Landlord shall provide at no additional out-of-pocket expense to Tenant, three (3) reserved parking spaces, in the area designated for reserved parking by Landlord, as such area may be changed by Landlord from time to time.

       25. Attorneys' Fees and Homestead. If any Rent or other debt owing by Tenant to Landlord hereunder is collected by or through an outside attorney-at-law, Tenant agrees to pay an additional amount equal to Landlord's reasonable attorney's fees actually incurred. If Landlord uses the services of any outside attorney in order to secure compliance with any other provisions of this Lease, to recover damages for any breach or default of any other provisions of this Lease, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all reasonable, actual attorney's fees and expenses so incurred by Landlord. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease, and assigns to Landlord its homestead and exemptions to the extent necessary to secure payment and performance of its covenants and agreements hereunder. If any action or proceeding is commenced by Tenant to enforce the terms of the Lease, and Tenant prevails in any such action, Landlord shall pay Tenant's reasonable attorney's fees actually incurred, in connection with such action or proceeding.

       26. Time. Time is of the essence of this Lease and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.

       27. Subordination and Attornment.

              (a) Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may now or hereafter be in effect regarding the Project or any component thereof, to any mortgage now or hereafter encumbering the Demised Premises or the Project or any component thereof, to all advances made or hereafter to be made upon the security of such mortgage, to all amendments, modifications, renewals, consolidations, extensions, and restatements of such mortgage, and to any replacements and substitutions for such mortgage. The terms of this provision shall be self-operative and no further instrument of subordination shall be required. Tenant, however, upon written request of any party in interest, shall execute within fifteen (15) days of notice of such request such instrument or certificates as may be reasonably required to carry out the intent hereof, whether said requirement is that of Landlord or any other party in interest, including, without limitation, any mortgagee.

              (b) If any mortgagee or lessee under a ground or underlying lease elects to have this Lease superior to its mortgage or lease and signifies its election in the instrument creating its lien or lease or by separate recorded instrument, then this Lease shall be superior to such mortgage or lease, as the case may be. The term "mortgage", as used in this Lease, includes any deed to secure debt, deed of trust or security deed and any other instrument creating a lien in connection with any other method of financing or refinancing. The term "mortgagee", as used in this Lease, refers to the holder(s) of the indebtedness secured by a mortgage.

              (c) In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Demised Premises or the Project, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in the event of termination of any lease under which Landlord may hold title, Tenant shall, at the option of the transferee or purchaser at foreclosure or under power of sale, or the lessor of the Landlord upon such lease termination, as the case may be (sometimes hereinafter called "such person"), attorn to such person and shall recognize and be bound and obligated hereunder to such person as the Landlord under this Lease; provided, however, that no such person shall be (i) bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of such person); (ii) bound by any amendment or modification of this Lease made without the express written consent of the mortgagee or lessor of the Landlord, as the case may be; (iii) obligated to cure any defaults under this Lease of any prior landlord (including Landlord); (iv) liable for any act or omission of any prior landlord (including Landlord); (v) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under this Lease. Tenant agrees to execute any reasonable attornment agreement not in conflict herewith requested by Landlord, the mortgagee or such person. Tenant's obligation to attorn to such person shall survive the exercise of any such power of sale, foreclosure or other proceeding. Tenant agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Landlord's interest in the Demised Premises or the Building pursuant to the powers granted to a mortgagee under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or termination of the obligations of the Tenant hereunder. Landlord and Tenant agree that notwithstanding that this Lease is expressly subject and subordinate to any mortgages, any mortgagee, its successors and assigns, or other holder of a mortgage or of a note secured thereby, may sell the Demised Premises or the Building, in the manner provided in the mortgage and may, at the option of such mortgagee, its successors and assigns, or other holder of the mortgage or note secured thereby, make such sale of the Demised Premises or Building subject to this Lease.

       28. Estoppel Certificates. Within fifteen (15) days after written request therefor by Landlord, Tenant agrees to execute and deliver to Landlord in recordable form an estoppel certificate, in a reasonable form, addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Demised Premises or the Building or any part thereof, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; and stating the date to which Rent and other charges have been paid. Such certificate shall also include such other information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed.

       29. No Estate. This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only an usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant except as herein provided.

       30. Cumulative Rights. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

       31. Holding Over. If Tenant remains in possession after expiration or termination of the Lease Term with or without Landlord's written consent, Tenant shall become a tenant-at-sufferance, and there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly rental shall be one hundred fifty percent (150%) of the amount of Rent (including any adjustments as provided herein) payable for the last full calendar month of the Lease Term including renewals or extensions, for the first three (3) months of any such holdover, and then double the amount of such Rent thereafter. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord's consent for Tenant to hold over.

       32. Surrender of Premises. Except as provided in Article 14 herein, upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises and every part thereof and all alterations, additions and improvements thereto, broom clean and in good condition and state of repair, reasonable wear and tear only excepted. If Tenant is not then in default, Tenant shall remove all personalty and equipment not attached to the Demised Premises which it has placed upon the Demised Premises, and Tenant shall restore the Demised Premises to the condition immediately preceding the time of placement thereof, less reasonable wear and tear. If Tenant shall fail or refuse to remove all of Tenant's effects, personalty and equipment from the Demised Premises upon the expiration or termination of this Lease for any cause whatsoever or upon the Tenant being dispossessed by process of law or otherwise, such effects, personalty and equipment shall be deemed conclusively to be abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without written notice to Tenant or any other party and without obligation to account for them. Tenant shall pay Landlord on demand any and all reasonable expenses incurred by Landlord in the removal of such property, including, without limitation, the cost of repairing any damage to the Building or Project caused by the removal of such property and storage charges (if Landlord elects to store such property), less any amounts actually received by Landlord in connection with the disposition of such property, which Landlord may dispose of in Landlord's sole and absolute discretion. The covenants and conditions of this Article 32 shall survive any expiration or termination of this Lease.

       33. Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered in person to either party or may be sent by courier or by United States Mail, certified, return receipt requested, postage prepaid. Any such notice shall be deemed received by the party to whom it was sent (i) in the case of personal delivery or courier delivery, on the date of delivery to such party, and (ii) in the case or certified mail, the date receipt is acknowledged on the return receipt for such notice or, if delivery is rejected or refused or the U.S. Postal Service is unable to deliver same because of changed address of which no notice was given pursuant hereto, the first date of such rejection, refusal or inability to deliver. All such notices shall be addressed to Landlord or Tenant at their respective address set forth hereinabove or at such other address as either party shall have theretofore given to the other by notice as herein provided. Tenant hereby designates and appoints as its agent to receive notice of all distraint proceedings and all other notices required under this Lease, to Charles I. Pollack, Esq., Silfen, Segal, Fryer & Shuster, P.C., 1050 Crown Pointe Parkway, Suite 410, Atlanta, GA 30338.

       34. Damage or Theft of Personal Property. All personal property brought into Demised Premises by Tenant, or Tenant's employees or business visitors, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person. Landlord shall not at any time be liable for damage to any property in or upon the Demised Premises, which results from power surges or other deviations from the constancy of electrical service or from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever, except to the extent such liability would arise under Article 37 herein.

       35. Eminent Domain.

              (a) If all or part of the Demised Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Demised Premises, as reasonably determined by Tenant. If title to so much of the Building is taken that a reasonable amount of reconstruction thereof will not in Landlord's sole discretion result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased.

              (b) If this Lease is terminated under the provisions of this
       Article 35, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant's expense (and not with the proceeds of the Construction Allowance), or for loss of business, moving expenses or other consequential damages, in accordance with subparagraph (d) below.

              (c) If there is a partial taking of the Building and this Lease is not thereupon terminated under the provisions of this Article 35, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit; provided that in complying with its obligations hereunder Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord. Rent shall equitably abate during the period of reconstruction with respect to any portion of the Demised Premises which are rendered unsuitable for Tenant's business, as reasonably determined by Tenant. However, if all or any portion of the Building or the Project shall be taken, and such taking shall, in Tenant's reasonable judgment, substantially handicap, impede or impair Tenant's use of the Demised Premises, Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days after the date of such taking or purchase.

              (d) All compensation awarded or paid to Landlord upon a total or partial taking of the Demised Premises or the Building shall belong to and be the property of Landlord without any participation by Tenant; provided, however, that should Landlord receive a lump award which expressly includes compensation for (i) Tenant's loss of business, (ii) damage to, and the cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, or (iii) the cost of any leasehold improvements installed at Tenant's expense, Landlord shall promptly deliver to Tenant the portion of the award which represents compensation for such items. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent same were installed at Tenant's expense (and not with the proceeds of the Construction Allowance), provided, however, that no such claim shall diminish or adversely affect Landlord's award. In no event shall Tenant have or assert a claim for the value of any unexpired term of this Lease. Subject to the foregoing provisions of this subparagraph (d), Tenant hereby assigns to Landlord any and all of its right, title and interest in or to any compensation awarded or paid as a result of any such taking.

              (e) Notwithstanding anything to the contrary contained in this
       Article 35, if, during the Lease Term, the use or occupancy of any part of the Building or the Demised Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulations, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Lease Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Demised Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Demised Premises after the end of the Lease Term.

       36. Parties. The term "Landlord", as used in this Lease, shall include Landlord and its assigns and successors. It is hereby covenanted and agreed by Tenant that should Landlord's interest in the Demised Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease nevertheless shall remain in full force and effect, and Tenant hereby agrees to attorn to the then owner of the Demised Premises. The term "Tenant" shall include Tenant and its heirs, legal representatives and successors, and shall also include Tenant's assignees and sublessees, if this Lease shall be validly assigned or the Demised Premises sublet for the balance of the Lease Term or any renewals or extensions thereof. In addition, Landlord and Tenant covenant and agree that Landlord's right to transfer or assign Landlord's interest in and to the Demised Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer or assignment by Landlord which includes the Demised Premises, Landlord's obligations to Tenant hereunder shall cease and terminate, and Tenant shall look only and solely to Landlord's assignee or transferee for performance thereof. Notwithstanding the foregoing, Landlord shall not be released from such liability under any of its covenants and obligations contained in or derived from this Lease arising out of any acts, occurrences or omissions occurring after the consummation of such transfer or assignment unless the transferee or assignee of the Demised Premises shall assume obligations of Landlord under this Lease. Furthermore, in no event shall Landlord be released from any obligations or liabilities accruing prior to the date of such transfer or assignment.

       37. Liability. Except to the extent covered by and actually funded under any of the insurance provided or to be provided under the provisions of Articles 17 and 18 hereof, Tenant hereby indemnifies Landlord from and agrees to hold Landlord harmless against, any and all liability, loss, cost, damage or expense, including, without limitation, court costs and reasonable attorneys' fees actually incurred, imposed on Landlord by any person whomsoever, caused by the gross negligence or willful misconduct of Tenant, or any of its partners, employees, contractors, servants, agents, subtenants, or legal representatives, acting within the scope of their authority. Except to the extent covered by and actually funded under any of the insurance provided or to be provided under the provisions of Articles 17 and 18 hereof, Landlord hereby indemnifies Tenant from, and agrees to hold Tenant harmless against, any and all liability, loss, cost, damage or expense, including without limitation, court costs and reasonable attorneys' fees, imposed on Tenant by any person whomsoever, caused by the gross negligence or willful misconduct of Landlord, or any of its partners, employees, contractors, servants, agents or legal representatives, acting within the scope of their authority. Notwithstanding any provision of this Lease to the contrary, in no event shall Landlord or Tenant have any liability to the other party for lost profits. The provisions of this Article 37 shall survive the expiration or any termination of this Lease.

       38. Relocation of the Premises. INTENTIONALLY DELETED.

       39. Force Majeure. In the event of strike, lockout, labor trouble, civil commotion, Act of God, or any other cause beyond a party's control (collectively "force majeure") resulting in the Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease. If, as a result of force majeure, Tenant is delayed in performing any of its obligations under this Lease, and to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

       40. Landlord's Liability. Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Building and the Land described in Exhibit "A" hereto for satisfaction of Tenant's remedies, if any. It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Land and Building. In no event shall any partner of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease.

       41. Landlord's Covenant of Quiet Enjoyment. Provided Tenant performs the terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Demised Premises, for the Lease Term, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord.

       42. Security Deposit. INTENTIONALLY DELETED.

       43. Hazardous Substances. Tenant hereby covenants and agrees that Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Demised Premises for general office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use, storage, production, transportation and disposal of such Hazardous Substances. Promptly upon receipt of Landlord's request, Tenant shall submit to Landlord true and correct copies of any reports filed by Tenant with any governmental or quasi-governmental authority regarding the generation, placement, storage, use, treatment or disposal of Hazardous Substances on or about the Demised Premises. For purposes of this Article 43, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or in any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Demised Premises of any Hazardous Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Article. The obligations of Tenant under this Article shall survive any expiration or termination of this Lease.

       44. Submission of Lease. The submission of this Lease for examination does not constitute an offer to lease and this Lease shall be effective only upon execution hereof by Landlord and Tenant.

       45. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

       46. Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof.

       47. Headings. The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

       48. Broker. CPI HAS REPRESENTED LANDLORD IN THIS TRANSACTION, AND CARTER & ASSOCIATES HAS REPRESENTED TENANT IN THIS TRANSACTION. BROKER(S) (AS DEFINED IN ARTICLE 1[O]) IS (ARE) ENTITLED TO A LEASING COMMISSION FROM LANDLORD BY VIRTUE OF THIS LEASE, WHICH LEASING COMMISSION SHALL BE PAID BY LANDLORD TO BROKER(S) IN ACCORDANCE WITH THE TERMS OF A SEPARATE AGREEMENT BETWEEN LANDLORD AND BROKER(S). Tenant hereby authorizes Broker(s) and Landlord to identify Tenant as a tenant of the Building and to state the amount of space leased by Tenant in advertisements and promotional materials relating to the Building. Tenant represents and warrants to Landlord that (except with respect to any Broker[s] identified in Article 1[o] hereinabove) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Demised Premises and that (except with respect to any Broker[s] identified in Article 1[o] hereinabove) no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant's failure to pay commissions, fees, or compensation due to any broker who represented Tenant, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder (other than the Broker[s] identified in Article 1[o] hereinabove) claiming to have dealt with Tenant, whether or not such claim is meritorious. Tenant shall cause any agent or broker representing Tenant to execute a lien waiver to and for the benefit of Landlord, waiving any and all lien rights with respect to the Building and Land which such agent or broker has or might have under Georgia law.

       49. Governing Law. The laws of the State of Georgia shall govern the validity, performance and enforcement of this Lease.

       50. Special Stipulations. The special stipulations attached hereto as Exhibit "G" are hereby incorporated herein by this reference as though fully set forth (if none, so state).

       51. Authority. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly incorporated or a duly qualified (if a foreign corporation) corporation and is fully authorized and qualified to do business in the State in which the Demised Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is an officer of the corporation and is authorized to sign on behalf of the corporation. If Tenant signs as a partnership, joint venture, or sole proprietorship or other business entity (each being herein called "Entity"), each of the persons executing on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing Entity, that Tenant has full right and authority to enter into this Lease, that all persons executing this Lease on behalf of the Entity are authorized to do so on behalf of the Entity, and that such execution is fully binding upon the Entity and its partners, joint venturers, or principal, as the case may be. Upon the request of Landlord, Tenant shall deliver to Landlord reasonable documentation satisfactory to Landlord evidencing Tenant's compliance with this Article, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord, required by the jurisdiction in which the Demised Premises is located, to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Demised Premises.

       52. Financial Statements. Upon Landlord's written request therefor, but not more often than once per year, Tenant shall promptly furnish to Landlord a financial statement with respect to Tenant for its most recent fiscal year prepared in accordance with generally accepted accounting principles and certified to be true and correct by Tenant, which statement Landlord agrees to keep confidential and not use except in connection with proposed sale or loan transactions.

       53. Joint and Several Liability. INTENTIONALLY DELETED.

       54. ERISA Compliance. Tenant represents to Landlord that Tenant is not an "employee benefit plan", a "plan" or a "governmental plan" as defined below or an entity whose assets constitute "plan assets" as defined below. The term "employee benefit plan" means an "employee benefit plan" as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA. The term "plan" means a "plan" as defined in Section 4975(e)(i) of the Internal Revenue Code of 1986, as amended. The term "governmental plan" means a "governmental plan" within the meaning of Section 3(32) of ERISA. The term "plan assets" means "plan assets" of one or more plans within the meaning of 2a C.F.R. 2510.3-101.

       IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.

                           "LANDLORD":

                           WILDWOOD ASSOCIATES,
                           a Georgia general partnership

                                    By:      Cousins Properties Incorporated,
                                             Managing General Partner


                                    By:      /s/
                                             -----------------------------

                                    Its:     Vice President

                                                   (CORPORATE SEAL)



                           "TENANT":

                           THE PROFIT RECOVERY GROUP INTERNATIONAL
                           I, INC.


                           By:      /s/
                                    --------------------------------------
                           Its:     Senior Vice President
                                    and Chief Financial Officer

                           Attest:  /s/
                                    --------------------------------------
                           Its:     Secretary

                                    (CORPORATE SEAL)

                              RULES AND REGULATIONS



1. No sign, picture, advertisement or notice visible from the exterior of the Demised Premises shall be installed, affixed, inscribed, painted or otherwise displayed by Tenant on any part of the Demised Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant at Tenant's cost by Landlord or by a party approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises without the prior consent of the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, including approval by the Landlord of the quality, type, design, color and manner of attachment. In the event of any breach of the foregoing, Landlord may remove the applicable item, and Tenant agrees to pay the cost and expense of such removal.

2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation.

3. The Demised Premises shall not be used for storage of merchandise held for sale to the general public. Tenant shall not do or permit to be done in or about the Demised Premises or Building anything which shall increase the rate of insurance on said Building or obstruct or interfere with the rights of other lessees of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc. The Demised Premises shall not be used for sleeping or lodging. No cooking or related activities shall be done or permitted by Tenant in the Demised Premises except with permission of Landlord. Tenant will be permitted to use for its own employees within the Demised Premises a small microwave oven and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations, and provided that such use shall not result in the emission of odors from the Demised Premises into the common area of the Building. No vending machines of any kind will be installed, permitted or used on any part of the Demised Premises without the prior consent of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. No part of said Building or Demised Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Building or Demised Premises without prior written consent of the Landlord. No area outside of the Demised Premises shall be used for storage purposes at any time.

4. No birds or animals of any kind shall be brought into the Building (other than trained assist dogs required to be used by the visually impaired). No bicycles, motorcycles or other motorized vehicles shall be brought into the Building.

5. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant, and no articles shall be placed on the window sills of the Building. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

6. Only one key for each office in the Demised Premises will be furnished Tenant without charge. Landlord may make a reasonable charge for any additional keys. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks without written consent of Landlord and Tenant shall in each such case furnish Landlord with a key for any such lock. Notwithstanding anything to the contrary contained herein, Landlord's use of any keys or electronic access pass to the Demised Premises shall be coordinated with Tenant (except in the case of emergency), and Landlord shall use reasonable efforts to secure such keys or other access devices to prevent unauthorized use of same. At the termination of the Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord, or otherwise procured by Tenant, and in the event of loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

7. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment brought into the Building. Tenant shall not allow the building structure within the Demised Premises, nor shall Tenant cause the elevators of the Building, to be loaded beyond rated capacities. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Demised Premises or allowed in any elevator, hall or corridor except at times allowed by Landlord. Tenant shall make prior arrangements with Landlord for use of freight elevator for the purpose of transporting such articles and such articles may be taken in or out of said Building only between or during such hours as may be arranged with and designated by Landlord. The persons employed to move the same must be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord reserves the right to inspect and, where deemed appropriate by Landlord, to open all freight coming into the Building and to exclude from entering the Building all freight which is in violation of any of these Rules and Regulations and all freight as to which inspection is not permitted. No hand trucks shall be used in passenger elevators. All hand trucks used by Tenant or its service providers for the delivery or receipt of any freight shall be equipped with rubber tires.

8. Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Demised Premises, and no flammable, combustible or explosive fluid, chemical or substance shall be brought into the Building. Smoking shall not be permitted in any common areas of the Building or the Project or in any premises within the Building; provided, however, smoking shall be permitted in any premises of the Building where the tenant of such premises makes arrangements with Landlord for the installation at such tenant's cost of filtration or other equipment which in Landlord's judgment is adequate to prevent smoke from leaving such premises and entering the common areas or other premises of the Building. Until such approved equipment is installed, smoking shall not be permitted in a tenant's premises. If Tenant shall assert that the air quality in the Demised Premises is unsatisfactory or if Tenant shall request any air quality testing within the Demised Premises, Landlord may elect to cause its consultant to test the air quality within the Demised Premises and to issue a report regarding same. If the report from such tests indicates that the air quality within the Demised Premises is comparable to the air quality of other first-class office buildings in the market area of the Building, or if the report from such tests indicates that the air quality does not meet such standard as a result of the activities caused or permitted by Tenant in the Demised Premises, Tenant shall reimburse Landlord for all costs of the applicable tests and report. Additionally, in the event Tenant shall cause or permit any activity which shall adversely affect the air quality in the Demised Premises, in the common area of the Building or in any premises within the Building, Tenant shall be responsible for all costs of remedying same.

9. Every person, including Tenant, its employees and visitors, entering and leaving the Building may be questioned by a watchman as to that person's business therein and may be required to sign such person's name on a form provided by Landlord for registering such person; provided that, except for emergencies or other extraordinary circumstances, such procedures shall not be required between the hours of 7:00 a.m. and 7:00 p.m., on all days except Saturdays, Sundays and Holidays. Landlord may also implement a card access security system to control access to the Building during such other times. Landlord shall not be liable for excluding any person from the Building during such other times, or for admission of any person to the Building at any time, or for damages or loss for theft resulting therefrom to any person, including Tenant.

10. Unless agreed to in writing by Landlord, Tenant shall not employ any person other than Landlord's contractors for the purpose of cleaning and taking care of the Demised Premises, excluding those vendors used by Tenant for security purposes. Cleaning service will not be furnished on nights when rooms are occupied after 6:30 p.m., unless, by agreement in writing, service is extended to a later hour for specifically designated rooms. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, however occurring. Only persons authorized by the Landlord may furnish ice, drinking water, towels, and other similar services within the Building and only at hours and under regulations fixed by Landlord.

11. No connection shall be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Demised Premises shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Demised Premises, nor permit upon the Demised Premises any noisome, noxious, noisy or offensive business.

12. If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by the electrician of the Landlord only, and no outside wiring men shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives, which permission shall not be unreasonably withheld, conditioned or delayed. If telegraph or telephonic service is desired, the wiring for same shall be approved by Landlord, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated. The electric current shall not be used for power or heating unless written permission to do so shall first have been obtained from Landlord or its representatives in writing, and at an agreed cost to Tenant.

13. Tenant and its employees and invitees shall observe and obey all parking and traffic regulations as imposed by Landlord. All vehicles shall be parked only in areas designated therefor by Landlord.

14. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

15. Tenant agrees to participate in the waste recycling programs implemented by Landlord for the Building, including any programs and procedures for recycling writing paper, computer paper, shipping paper, boxes, newspapers and magazines and aluminum cans; provided, however, Tenant shall not be obligated to participate in any such program which, in Tenant's reasonable judgment, compromises its internal security, or is necessary to prevent disclosure of its trade secrets or other proprietary information. If Landlord elects to provide collection receptacles for recyclable paper and/or recyclable aluminum cans in the Demised Premises, Tenant shall designate an appropriate place within the Demised Premises for placement thereof, and Tenant shall cause its employees to place their recyclable papers and/or cans into the applicable such receptacles on a daily basis.

16. Any special work or services requested by Tenant to be provided by Landlord shall be provided by Landlord only upon request received at the Project management office. Building personnel shall not perform any work or provide any services outside of their regular duties unless special instructions have been issued from Landlord or its managing agent.

17. Landlord shall have the right to change the name of the Building and to change the street address of the Building, provided that in the case of a change in the street address, Landlord shall give Tenant not less than 180 days' prior notice of the change, unless the change is required by governmental authority.

18. The directory of the Building will be provided for the display of the name and location of the tenants. Any additional name which Tenant shall desire to place upon said directory must first be approved by Landlord, and if so approved, a reasonable charge will be made therefor.

19. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular lessee, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other lessee, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other lessees of the Building.

20. These Rules and Regulations are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

21. Landlord reserves the right to make such other and reasonable uniform, non-discriminatory Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, the Land and Wildwood Office Park, and for the preservation of good order therein.

                                   EXHIBIT "A"

                            Legal Description of Land




     The following is a description of a tract of land lying and being in Land Lots 941, 985 and 986, 17th district, 2nd Section, Cobb County, Georgia, and being more particularly described as follows:

     To find the TRUE POINT OF BEGINNING, begin at the corner common to Land Lots 941, 940, 987, and 986 of the 17th District, 2nd Section, Cobb County, Georgia, and running thence along the north land lot line of said Land Lot 941, (being the south land lot line of said Land Lot 940) North 89 degrees 36 minutes West, a distance of 527.94 feet to a point on said common land lot line; thence leaving said common land lot line dividing said Land Lots 941 and 940 and running South 11 degrees 36 minutes East, a distance of 730.0 feet to a point located on the northwesterly right-of-way line of Windy Hill Road; thence South 07 degrees 01 minutes 30 seconds East, a distance of 119.65 feet to a point on the southwesterly right-of-way line of said Windy Hill Road; thence, continuing along said right-of-way South 88 degrees 33 minutes 25 seconds East, a distance of 86.59 feet to a point; thence along an arc of curve to the left (which has a radius of 525.00 feet and a chord distance of 305.17 feet along a chord bearing of North 74 degrees 32 minutes 48 seconds East), an arc distance of 309.64 feet to a point, said point being THE TRUE POINT OF BEGINNING. Thence, continuing along said Windy Hill Road right-of-way (having a variable right-of-way width) along an arc of curve to the left (which has a radius of
525.00 feet and a chord distance of 218.51 feet along a chord bearing of North 45 degrees 38 minutes 22 seconds East), an arc distance of 220.11 feet to a point; thence, North 33 degrees 37 minutes 44 seconds East, a distance of
152.45 feet to a point; thence, North 50 degrees 57 minutes East, a distance of
134.42 feet to a point; thence, leaving said right-of-way of Windy Hill Road South 62 degrees 57 minutes East, a distance of 735.00 feet to a point; thence, South 44 degrees 03 minutes West, a distance of 295.00 feet to a point; thence, South 09 degrees 03 minutes West, a distance of 395.00 feet to a point; thence, South 53 degrees 57 minutes East, a distance of 210.00 feet to a point; thence, South 42 degrees 28 minutes East, a distance of 100.00 feet to a point; thence, South 03 degrees 11 minutes 06 seconds West, a distance of 101.72 feet to a point on the north right-of-way of Windy Ridge Parkway (having a variable right-of-way width); thence, continuing along said right-of-way along an arc of curve to the right (which curve has a radius of 301.00 feet and a chord distance of 92.15 feet along a chord bearing of North 70 degrees 52 minutes 19 seconds West) an arc distance of 92.52 feet to a point; thence, North 62 degrees 04 minutes West, a distance of 92.52 feet to a point; thence, North 62 degrees 04 minutes West, a distance of 74.71 feet to a point on the intersection of said right-of-way with the northeast right-of-way of Windy Ridge Parkway extension (having a varying right-of-way width); thence, continuing along said right-of-way along an arc of curve to the right (which has a radius of 200.00 feet and a chord distance of 158.69 feet along a chord bearing of North 38 degrees 41 minutes 37 seconds West), an arc distance of
163.17 feet to a point; thence, North 15 degrees 19 minutes 15 seconds West, a distance of 67.75 feet to a point; thence, along an arc of curve to the left (which has a radius of 290.00 feet and a chord distance of 266.21 feet along a chord bearing of North 42 degrees 38 minutes 33 second West), an arc distance of 276.58 feet to a point; thence North 69 degrees 57 minutes 51 seconds West, a distance of 261.61 feet to a point; thence, along an arc of curve to the right (which has a radius of 425.00 feet and a chord distance of 331.65 feet along a chord bearing of North 46 degrees 59 minutes 56 seconds West), an arc distance of 340.70 feet to a point; thence North 24 degrees 02 minutes West, a distance of 83.26 feet to a point; thence, North 16 degrees 48 minutes 29 seconds East, a distance of 30.08 feet to a point on the southwesterly right-of-way of Windy Hill Road, and THE TRUE POINT OF BEGINNING.

     Said tract containing 536.631 square feet or 12.319 acres more or less.

                                   EXHIBIT "B"

                                   Floor Plan

                                   EXHIBIT "C"

                               SUPPLEMENTAL NOTICE



       Re: Lease dated as of _____, 1998, by and between WILDWOOD ASSOCIATES, as Landlord, and THE PROFIT RECOVERY GROUP INTERNATIONAL I, INC., as Tenant.

Dear Sirs:

       Pursuant to Article 3 of the captioned Lease, please be advised as follows:

       1. The Rental Commencement Date is the ____ day of _______, 199__, and the expiration date of the Lease Term is the _____ day of ________, ____, subject however to the terms and provisions of the Lease.

       2. Terms denoted herein by initial capitalization shall have the meanings ascribed thereto in the Lease.

                           "LANDLORD":

                           WILDWOOD ASSOCIATES,
                           a Georgia general partnership

                                    By:      Cousins Properties Incorporated,
                                             Managing General Partner



                                    By:      _______________________________
                                    Its:     _______________________________

                                                    (CORPORATE SEAL)

                                   EXHIBIT "D"

                             LANDLORD'S CONSTRUCTION


1. Landlord and Tenant, at Tenant's sole cost and expense, shall cause to be prepared by Tenant's architect and/or designer and/or engineer the following:

       (a) Schematic partition plans and layout based on Tenant's requirements.

       (b) Complete, finished, detailed architectural drawings and specifications for Tenant's partition layout, reflected ceiling and other installations for the work to be done by Landlord under Paragraphs 2 and 3 hereof, which shall be prepared by Tenant's designer or architect.

       (c) Complete mechanical and electrical plans and specifications where necessary for installation of air conditioning system and ductwork, heating, electrical, plumbing and other mechanical plans for the work to be done by Landlord under Paragraphs 2 and 3 hereof, which shall be prepared by Tenant's architect and/or designer.

       (d) Any subsequent modifications to the drawings and specifications requested by Tenant.

       All such plans and specifications are expressly subject to Landlord's approval and shall comply with all applicable laws, rules and regulations. Tenant covenants and agrees to cause said plans and specifications to be delivered to Landlord on or before January 30, 1998, and, upon approval by Landlord, Landlord will cause said plans to be filed at Tenant's sole cost and expense with the appropriate governmental agencies in such form (building notice, alteration or other form) as Landlord may direct. The Demised Premises shall be deemed "ready for occupancy" (as that term is used in Article 1[k] of this Lease) when Landlord's construction, as provided in Paragraphs 2 and 3 hereof, is substantially completed. In any dispute as to when construction has been substantially completed, the determination of Landlord's architect or designer shall be final and binding upon the parties.

2. Landlord agrees, at its sole expense and without charge to Tenant, to supply and/or install the following work in the Demised Premises (the following describes the scope of the "building standard" work which will be provided by Landlord at its expense in accordance with the specifications for the Building):

       (a)    Air conditioning

              An air conditioning system, including diffusers and returns, capable of maintaining 78 degrees F when outside temperature is 92 degrees F (summer) and 72 degrees F when outside temperature is 17 degrees F (winter). Air conditioning design basis is 3.25 watts per usable square foot lighting and power load, based upon an occupancy rate of one (1) person per 100 rentable square feet and venetian blinds drawn with slats tilted against the sun at not less than 45 degrees from horizontal. Landlord will provide the building standard number of thermostats, which number varies depending on the location of the Demised Premises on the applicable floor of the Building.

       (b)    Electrical

              (1) One (1) recessed (or surface mounted if required by building conditions) 3 tube fluorescent parabolic light fixture 2' x 4' (or 2' x 2' if required by building conditions) for each 90 square feet of rentable area, stacked on the floor. All fixtures must conform in layout and spacing to the ceiling modules and shall run in the same direction.

              (2) An electrical distribution system above the ceiling for power (120/208 volts) at a capacity of 1.54 watts per square foot of rentable space circuited at 8 outlets per 15 AMP circuit.

       (c)    Ceiling

              (1)    Acoustical ceiling tile stacked on the floor.

              (2) A mechanically suspended ceiling support system designed to utilize 2' x 2' lay-in acoustical tile throughout the office area.

       (d)    Sprinkler system

              A complete sprinkler system including chrome semi-recessed sprinkler heads at a rate of approximately one (1) sprinkler head per 225 square feet of rentable area installed in accordance with Landlord's standard grid pattern.

       (e) The inside of the Building's perimeter walls which shall be sheetrocked, taped and bedded only, and the corridor side of the walls of any corridors which are used in common by Tenant and other tenants and occupants of the Building.

       (f) Venetian blinds on all exterior windows in accordance with Landlord's standard specifications.

       (g)    Incorporation of Tenant's name into the main building directory.

       (h) Install an exterior fire door from the portion of the Demised Premises located on the first floor, together with such exterior stairways as are necessitated thereby.

3. Tenant shall, in conformance with working drawings and specifications, prepared by Tenant's planners and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, provide and install the following work:

       (a) Air conditioning. Any modifications to or deviations from building standard air conditioning system including but not limited to capacity beyond design standards, provisions for supplying air conditioning beyond Building Operating Hours as stated in this Lease and/or providing nonstandard equipment such as acoustical dampers, special diffusers and returns, direct equipment connections or special thermostats.

       (b)    Electrical.

              (1)    All light switches.

              (2)    All electrical outlets.

              (3)    All telephone outlets.

              (4) All nonstandard light fixtures and any increase to the number of building standard light fixtures and related circuitry, panel boards, etc.

              (5) Any provision for supplying power to the Demised Premises beyond the watts per rentable square foot specified in the Building Standard Services or circuiting at less than 8 outlets per 15 AMP circuit, including necessary metering to measure excess electrical usage.

              (6)    All exit light fixtures and exit signs.

       (c) Ceiling construction. Installation of ceiling tiles and any modification to or deviation from the building standard ceiling construction.

       (d) Sprinkler system. Any modification to or deviation from the building standard sprinkler system including relocations of or additions to the number of sprinkler heads provided or the provision of a non-standard sprinkler head.

       (e) All plumbing work for facilities such as toilets and sinks in the Demised Premises.

       (f) All partitions including finish, the tenant side of the common corridor walls which are within the Demised Premises, including the finish thereof, and the finish to the inside of the Building's perimeter walls.

       (g)    All doors and frames.

       (h)    All hardware.

       (i)    All floor finish including base.

       (j) Any special construction as shown on the drawings and specifications approved by Landlord.

       (k) Tenant's identification sign conforming to Landlord's standards, at entrances to Demised Premises.

       (l) All fire alarm devices, including speakers, required within the Demised Premises by applicable building code.

4. Tenant shall pay to a tenant coordinator designated by Landlord, a fee for construction coordination in an amount equal to 1% of the cost of the work described in Paragraphs 1 and 3 hereof. The failure to pay such fee promptly after being billed therefor shall constitute a default under this Lease.

5. Tenant shall not make any alterations, additions or improvements in or to the Demised Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. Except for construction as provided in Paragraphs 2 and 3 hereof, the Demised Premises are delivered to Tenant "as is" without any warranty or representation whatsoever, except for those warranties provided by the contractor performing the work or the manufacturer supplying any goods or materials used in the work. Any alterations, additions or improvements requested by Tenant and approved by Landlord shall be performed (i) by Landlord's contractor or another contractor approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) in a good and workmanlike manner, and (iii) in accordance with all applicable codes, laws, ordinances, rules and regulations of governmental authorities having jurisdiction over the Demised Premises.

6. Any approval by Landlord of or consent by Landlord to any plans, specifications or other items to be submitted to and/or reviewed by Landlord pursuant to this Lease shall be deemed to be strictly limited to an acknowledgement of approval or consent by Landlord thereto and, whether or not the work is performed by Landlord or by Tenant's contractor, such approval or consent shall not constitute the assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply any acknowledgement, representation or warranty by

       Landlord that the design is safe, feasible, structurally sound or will comply with any legal or governmental requirements, and Tenant shall be responsible for all of the same.

7. The Construction Allowance shall be funded in accordance with the terms of Attachment "1" to this Exhibit "D".

8. Landlord will require a high grade, first-class operation to be conducted in the Demised Premises. Tenant's work shall be performed in a first-class manner, using new and first-class, quality materials. Tenant's work shall be constructed and installed in accordance with all applicable laws, ordinances, codes and rules and regulations of governmental authorities. Tenant shall promptly correct any of Tenant's work which is not in conformance therewith.

9. Tenant's contract parties and subcontractors shall be subject to administrative supervisions by Landlord in their use of the Building and their relationship with Contractor, or contractors of other tenants in the Building. The entry by Tenant and/or its contract parties into the Demised Premises for the performance of Tenant's work shall be subject to all of the terms and conditions of the Lease except the payment of Rent.

10. Tenant's work shall be coordinated and conducted to maintain harmonious labor relations and not (a) to interfere unreasonably with or to delay the completion of any work being performed by any other tenant in the Building; or (b) to interfere with or disrupt the use and peaceful enjoyment of other retail or office tenants in the Building.

11. Tenant and Tenant's contract parties shall perform their work, including any storage for construction purposes, within the Demised Premises only. Tenant shall be responsible for removal, as needed, from the Demised Premises and the Building of all trash, rubbish, and surplus materials resulting from any work being performed in the Demised Premises. Tenant shall exercise extreme care and diligence in removing such trash, rubbish, or surplus materials from the Demised Premises to avoid littering, marring, or damaging any portion of the Building. If any such trash, rubbish, or surplus materials are not promptly removed from the Building in accordance with the provisions hereof or if any portion of the Building is littered, marred, or damaged, Landlord may cause same to be removed or repaired, as the case may be, at Tenant's cost and expense. If Landlord incurs any costs or expenses in performing the above, Tenant shall pay Landlord the amount of any such cost and expenses promptly upon demand therefor.

12. Tenant shall provide or cause to be provided with respect to all such work to be performed by Tenant with respect to the Demised Premises the following types of insurance:

              (i) At all times during the period between the commencement of such work and the date such work is completed and Tenant commences occupancy of the Demised Premises, Tenant shall maintain or cause to be maintained, casualty insurance in "Builders Risk" form, covering Landlord, Landlord's agents, architects, and Tenant and Tenant's contractors and subcontractors, as their interest may appear, against loss or damage by fire, vandalism, and malicious mischief and other such risks as are customarily covered by the so-called "broad form extended coverage endorsement" upon all the work in place and all materials stored at the Demised Premises and all materials, equipment and supplies of all kinds incident to the work and builder's machinery, tools and equipment while on the Demised Premises, or when adjacent thereto, all on a completed value basis to the full insurable value at all times. Said Builder's Risk insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord, its agents, employees and contractors;

              (ii)   Liability insurance as required by the Lease; and

              (iii) Statutory Workers' Compensation as required by the State of Georgia or the local municipality having jurisdiction.

All insurance policies procured and maintained pursuant to this Paragraph shall name Landlord as additional insured, shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord and shall be non-cancelable except after twenty (20) days written notice to Landlord. Such policies or duly executed certificates of insurance with respect thereto shall be delivered to Landlord before the commencement of the work, and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

13. Tenant shall indemnify and hold harmless Landlord, and any of Landlord's contractors, agents and employees from and against any and all losses, damages, costs (including costs of suits and attorneys' fees), liabilities, or causes of action arising out of or relating to the performance of the work to be performed by Tenant with respect to the Demised Premises, including but not limited to mechanics', materialmen's or other liens or claims (and all costs or expenses associated therewith) asserted, filed or arising out of any such work. All materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Tenant or Tenant's contractor for the furnishing of any labor, services, materials, suppliers or equipment with respect to the work are hereby charged with notice that they must look solely to Tenant for payment of same. Without limiting the generality of the foregoing, Tenant shall repair or cause to he repaired at its expense all damage caused by Tenant's contractor, its subcontractors or their employees acting within the scope of their employment or agency. Tenant shall promptly pay to Landlord, upon notice thereof from Landlord, any costs incurred by Landlord to repair any such damage caused by Tenant's contractor or any costs incurred by Landlord in requiring the Tenant's contractor's compliance with any Building rules. In connection with any and all claims against Landlord or any of its agents, contractors or employees by any employee of Tenant's contractor, any subcontractor, anyone directly or indirectly employed by any of them, or anyone for whose acts Tenant's contractor or any subcontractor may he liable, the indemnification obligations of Tenant's contractor and any subcontractor under the agreements hereinabove referred to in this subparagraph shall not he limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant's contractor or subcontractor under worker's compensation acts, disability benefit acts, or other employee benefit acts.

14. At the request of Landlord, Tenant shall, at Tenant's sole cost and expense, provide evidence in form and content approved by Landlord, which approval shall not be unreasonably withheld or delayed (including, but not limited to, certificates and affidavits of Tenant, Tenant's contractor or such other persons as Landlord may reasonably require) showing:

              (a) That all outstanding claims for labor, materials and fixtures have been paid;

              (b) That there are no liens outstanding against the Demised Premises arising out of or in connection with the work; and

              (c) That all construction prior to the date thereof has been done substantially in accordance with the plans and specifications approved by Landlord ("Architect's Certificate of Completion").

15. Any approval by Landlord of or consent by Landlord to any plans, specifications or other items to be submitted to and/or reviewed by Landlord pursuant to this Lease shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto and, whether or not the work is performed by Landlord or by Tenant's contractor, such approval or consent shall not constitute the assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply any acknowledgment, representation or warranty by Landlord that the design is safe, feasible, structurally sound or will comply with any legal or governmental requirements, and Tenant shall be responsible for all of the same.

16. Landlord shall pay the Construction Allowance owed to Tenant within thirty (30) days of receipt of all of the following: 1) lien waivers, 2) Architects Certificate of Completion, and 3) Certificate of Occupancy.

                                  ATTACHMENT 1

                           TENANT BUILDING STANDARDS

Tenant Entry Doors:       3' x 8'-10" 5 ply plain-sliced cherry veneer
                          flush solid core door in 2" hollow metal
                          frame. (These are not pre-stocked).


Interior Doors:           No Building Standard, however subject to
                          Cousin's review and approval. Whenever
                          possible, we prefer the doors to match the
                          tenant entry doors.

Hardware:                 Lever and Lock sets:

                          Passage set: Corbin/Russwin ML2210 CSA
                                       US26D (Satin Chrome)

                          Lock set:    Corbin/Russwin ML2251 CSA
                                       US26D

Ceiling System:           24" x 24", 15/16" wide acoustical grid with
                          Armstrong Tegular Cirrus, Travertone #589
                          (grid in place/tiles stacked on the floor)

Light Fixtures:           24" x 48" fluorescent light fixture with (18)
                          cell parabolic lens and electronic ballasts
                          (stacked on the floor)

Standard Demising and
Corridor Partitions:      One hour fire rated partition:

                          3-5/8" metal studs with 5/8" fire code
                          gypsum wallboard each side. (Walls shall be installed tight to curtain wall/mullions utilizing foam or double adhesive tape;
                          screws are unacceptable).

Multi-Tenant Elevator
Lobbies:                  Base building granite floor border
                          specification: Rosa Sardo, Flame Finish


                          Base Building scored gypsum wallboard
                          pilaster and ceiling details. (Lobby carpet and wall paint/wallcovering may be selected by full floor tenants)

Blinds: Base building horizontal mini blinds in color to match base building curtain wall system.

                                  ATTACHMENT 1

                  REQUIRED PROCEDURES FOR TENANTS WHO CONTRACT
                          THEIR OWN CONSTRUCTION WORK

--------------------------------------------------------------------------------

     The following information must be submitted to and approved by Cousins prior to construction commencement:

- Two (2) sets of complete architectural and engineering construction drawings. Cousins requests the retention of the preferred building consulting engineer, Barrett, Woodyard & Associates, Inc.

- Name of proposed General Contractor (or bidding General Contractors and their project contacts)

- Name of proposed subcontractors and project contacts. (Please note that Cousins maintains a restricted bid list for Mechanical, Electrical, Fire Protection and Fire Alarm subcontractors in order to maintain continuity and integrity in the critical base building systems. Tenants may not contract outside these lists. The list of subcontractors shall be issued upon request.)

- Proposed project schedule

- Confirmation that the Contractor is in receipt of, and has read, the Rules of the Site for Tenant Contractor's Work.

     The following information must be submitted at project completion and prior to Cousins' release of tenant allowance funds:

- Two (2) sets of as-built mechanical, electrical, plumbing and structural (if applicable) as-built drawings

- Test and Balance Reports

- Operations and maintenance manuals for all special equipment

- Copy of Certificate of Occupancy

- Final Lien Waivers

- Other requested information as listed in the Rules and Regulations

- Letter certifying that the fire alarm as well as any fail safe security systems (if applicable) have been tested.

                                   EXHIBIT "E"

                           BUILDING STANDARD SERVICES


         Landlord shall furnish the following services to Tenant during the Lease Term (the "Building Standard Services"):

         (a) Common-use restrooms (with cold and tempered domestic water) and toilets at locations provided for general use and as reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

         (b) Subject to curtailment as required by governmental laws, rules or mandatory regulations and subject to the design conditions set forth in paragraph 2(a) of Exhibit "D" attached hereto, central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the first-class standards of the Building. Such heating and air conditioning shall be furnished between 8:00 a.m. and 6:00 p.m. on weekdays (from Monday through Friday, inclusive) and between 8:00 a.m. and 1:00 p.m. on Saturdays, all exclusive of Holidays, as defined below (the "Building Operating Hours").

         (c) Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

         (d) Janitor service shall be provided five (5) days per week, exclusive of Holidays (as hereinbelow defined), in a manner that Landlord reasonably deems to be consistent with the first-class standards of the Building.

         (e) Security services for the Building comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to other similarly sized first-class, multi-tenant office buildings in suburban Atlanta, Georgia; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Building and/or the Demised Premises, and Tenant hereby releases Landlord from all liability for such losses, damages or injury.

         (f) Sufficient electrical capacity at the building core electrical panels to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of the same low voltage electrical consumption (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed
1.54 watts per square foot of rentable area; and (ii) lighting (277/480 volts), provided that the total rated electrical design load for said lighting shall not exceed 2.0 watts per square foot of rentable area (each such rated electrical design load to be hereinafter referred to as the "Building Standard Rated Electrical Design Load").

         Should Tenant's total rated electrical design load exceed the Building Standard Rated Electrical Design Load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building Standard circuits, Landlord will (at Tenant's expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers (which additional circuits, panels and transformers shall be hereinafter referred to as the "Additional Electrical Equipment"). If the Additional Electrical Equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building Standard Rated Electrical Design Load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the Additional Electrical Equipment.

         The design and installation of any Additional Electrical Equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any Additional Electrical Equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the Additional Electrical Equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.

         Tenant agrees that if Tenant uses data processing or other electronic equipment which incorporates the use of switched mode power supplies or any other type device causing harmonic distortion on Landlord's power distribution system, Tenant shall install filters at Tenant's cost to eliminate the harmonic distortion. In addition, any damage to Landlord's equipment resulting from harmonic distortion caused by Tenant's electronic equipment shall be repaired at Tenant's expense. Total harmonic distortion shall not exceed thirteen percent (13%).

         If any of Tenant's electrical equipment requires conditioned air in excess of Building Standard air conditioning, the same shall be installed by Landlord (on Tenant's behalf), and Tenant shall pay all design, installation, metering and operating costs relating thereto.

         If Tenant requires that certain areas within Tenant's Demised Premises must operate in excess of the normal Building Operating Hours (as hereinabove defined), the electrical service to such areas shall be separately circuited and metered (at Tenant's expense) such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours.

         (g) All Building Standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas, and stairwells.

         (h) Non-exclusive multiple cab passenger service to the floor(s) of the Demised Premises during Building Operating Hours (as hereinabove defined) and at least one (1) cab passenger service to the floor(s) on which the Demised Premises are located twenty-four (24) hours per day and non-exclusive freight elevator service during Building Operating Hours (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal building operating systems) with such freight elevator service available at other times upon reasonable prior notice and the payment by Tenant to Landlord of any additional expense actually incurred by Landlord in connection therewith.

         To the extent the services described above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its reasonable efforts to cause the applicable public utilities to furnish same. Except for deliberate and willful acts of Landlord, failure by Landlord to furnish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate, or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours.

         The following dates shall constitute "Holidays" as that term is used in this Lease: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas, and any other holiday generally recognized as such by landlords of office space in the metropolitan Atlanta office market, as determined by Landlord in good faith. If in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Atlanta, Georgia on account of said holiday shall constitute the Holiday under this Lease.

                                  EXHIBIT "F"

                                    GUARANTY


                              INTENTIONALLY OMITTED

                                   EXHIBIT "G"

                              Special Stipulations